Exhibit 24.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1997 (except Note 10, as to which the date is March 28, 1997), included in the Post Effective Amendment No. 13 on Form SB-2 to the Registration Statement (Form S-1 No. 33-47612) and related Prospectus of BCAM International, Inc. for the registration of 2,904,636 shares of its common stock.



                                                      /s/ Ernst & Young LLP


Melville, New York
December 30, 1997